Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144




                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
          Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
                      December 5, 2002, December 20, 2002,
                 January 13, 2003, January 14, 2003, January 27,
                     2003, February 5, 2003, April 1, 2003,
                      April 8, 2003, April 9, 2003, May 1,
                       2003, May 29, 2003, June 18, 2003,
                        June 20, 2003, June 24, 2003 and
                                  July 3, 2003

                                       of

                                  FINDWHAT.COM


         Merion Partners, L.P. (the "Merion") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o        100,000 shares at $22.74 per share on July 8, 2003; and
o        100,000 shares at $23.66 per share on July 9, 2003.

This sale was effected by Legg Mason Wood Walker Inc., as agent, at a total commission charge of $12,217.20. Immediately following this sale, Merion beneficially owned 450,000 shares of our common stock.

         On July 10, 2003, the closing price per share of our common stock on the Nasdaq National Market was $22.51.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is July 11, 2003.